Exhibit 10.1

LAIDLAW INTERNATIONAL, INC.
$825,000,000 CREDIT AGREEMENT

SECOND AMENDMENT
Dated as of December 17, 2003

THIS SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of December 17, 2003 (this “Amendment”), is among LAIDLAW INTERNATIONAL, INC. (f/k/a Laidlaw Investments Ltd., an Ontario corporation), a Delaware corporation (“LII” or the "US Borrower”), LAIDLAW TRANSIT LTD., an Ontario corporation (“LTI”) and GREYHOUND CANADA TRANSPORTATION CORP., an Ontario corporation (together with LII and LTI, collectively, the “Borrowers”), the Lenders (as defined below) signatories hereto, CITICORP NORTH AMERICA, INC., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch, as syndication agent (in such capacity, the “Syndication Agent”), and GENERAL ELECTRIC CAPITAL CORPORATION, as co-documentation agent (in such capacity, the “Co-Documentation Agent”).

WITNESSETH:

WHEREAS, the Borrowers, certain financial institutions and other persons from time to time parties thereto (collectively, the “Lenders”), Citicorp North America, Inc., as Collateral Agent, the Administrative Agent, the Syndication Agent and the Co-Documentation Agent, have entered into that certain Credit Agreement dated as of June 19, 2003, as amended by the Amendment to the Credit Agreement, dated as of June 26, 2003 (as so amended, the “Credit Agreement”; capitalized terms used herein but not defined shall be used herein as defined in the Credit Agreement);

WHEREAS, the Borrowers desire to refinance outstanding Term B Advances under the Credit Agreement with a new class of Term B1 Advances under the Credit Agreement (the “Term B1 Advances”) having identical terms with, having the same rights and obligations under the Loan Documents as and in the same aggregate principal amounts as the Term B Advances, as set forth in the Loan Documents, except as such terms are amended hereby;

WHEREAS, each Term B Lender who executes and delivers this Amendment shall be deemed, upon the effectiveness of this Amendment, to have exchanged its Term B Commitment and Term B Advances (which Term B Commitment and Term B Advances shall thereafter be deemed terminated and refinanced in full) for a Term B1 Commitment (a “Term B1 Commitment”) and Term B1 Advances in the same aggregate principal amount as such Lender’s outstanding Term B Advances as set forth in Schedule I to the Credit Agreement, as amended as of the Second Amendment Effective Date (as defined below), and such Lender shall thereafter become a Term B1 Lender (each, a “Term B1 Lender”);

WHEREAS, each Person who executes and delivers this Amendment as an Additional Term B1 Lender (each, an “Additional Term B1 Lender”), will make Term B1 Advances on the Second Amendment Effective Date (as defined herein) (each, an “Additional Term B1 Advance”) to the US Borrower in an aggregate principal amount equal to the amount set forth opposite its name on Schedule I to the Credit Agreement, as amended as of the Second Amendment Effective Date (as defined below), the proceeds of which will be used by the US Borrower to refinance in full the outstanding principal amount of Term B Advances of Term B Lenders, if any, who do not execute and deliver this Amendment, it being understood that an Additional Term B1 Lender may be a Term B Lender prior to the Second Amendment Effective Date;

WHEREAS, the US Borrower shall pay to each Term B Lender all accrued and unpaid interest on its Term B Advances to the Second Amendment Effective Date on such Second Amendment Effective Date;

WHEREAS, the Borrowers have requested that the Lenders amend the Credit Agreement (i) to effect the changes described above and (ii) to make other amendments as described below; and

WHEREAS, the Lenders have agreed, subject to the terms and conditions hereinafter set forth, to amend the Credit Agreement in certain respects as set forth below;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:

SECTION 1. Amendment of Credit Agreement. The Credit Agreement is hereby amended as follows:

(a) Section 1.01 of the Credit Agreement is hereby amended as follows:

(i) By amending and restating clause (c)(1) of the definition of “Applicable Margin” in its entirety to read as follows:

"(c)(1) with respect to the Term B1 Facility, 2.75% per annum for Base Rate Advances and 3.75% per annum for Eurodollar Rate Advances or”

(ii) By deleting, in the definition of “Eurodollar Rate”, the last proviso therein in its entirety and inserting the following proviso in its place:

"provided, further, however, that in no event shall (i) the Eurodollar Rate for any Interest Period for any Eurodollar Rate Advance that constitutes a Revolving Credit Advance be less than 2.00% per annum, and (ii) the Eurodollar Rate for any Interest Period for any Eurodollar Rate Advance that constitutes a Term B1 Advance be less than 1.75% per annum.”

(iii) By deleting the definition of “Commitment” in its entirety and inserting the following definition in its place:

""Commitment” means a Term B1 Commitment, an Additional Term B1 Commitment, a Revolving Credit Commitment, a Letter of Credit Commitment, a Canadian Revolving Credit Commitment or an Incremental Term Commitment.”

(iv) By deleting the definition of “Lenders” in its entirety and inserting the following definition in its place:

""Lenders” means the Initial Lenders, the Additional Term B1 Lenders and each Person that shall become a Lender hereunder pursuant to Section 8.07 for so long as such Initial Lender, Additional Term B1 Lender or Person, as the case may be, shall be a party to this Agreement.”

(v) By deleting the definition of “Term B Advance” in its entirety and inserting the following definition in its place:

""Term B1 Advance” means a term loan or term loans in US Dollars made pursuant to Sections 2.01(a)(i) or 2.01(a)(iv) or deemed made pursuant to Section 2.01(a)(iii). Unless the context shall otherwise require, the term “Term B1 Advance” shall also include Incremental Term Advances.”

(vi) By deleting the definition of “Term B Commitment” in its entirety and inserting the following definition in its place:

""Term B1 Commitment” means, with respect to any Term B1 Lender at any time, the amount set forth opposite such Lender’s name on Schedule I hereto under the caption “Total Term B1 Commitment” or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(d) as such Lender’s “Total Term B1 Commitment”, as such amount may be reduced at or prior to such time pursuant to Section 2.06. Unless the context shall otherwise require, after the effectiveness of any Incremental Term Commitment, the term “Term B1 Commitment” shall include such Incremental Term Commitment.”

(vii) By deleting the definition of “Term B Facility” in its entirety and inserting the following definition in its place:

""Term B1 Facility” means, at any time, the aggregate amount of the Term B1 Lenders’ Term B1 Commitments at such time.”

(viii) By deleting the definition of “Term B Lender” in its entirety and inserting the following definition in its place:

""Term B1 Lender” means, collectively, (a) each Term B Lender that executes and delivers the Second Amendment on or prior to the Second Amendment Effective Date and (b) each Additional Term B1 Lender.”

(ix) By deleting the definition of “Term B Note” in its entirety and inserting the following definition in its place:

""Term B1 Note” means a promissory note of the US Borrower payable to the order of any Term B1 Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the US Borrower to such Lender resulting from the Term B1 Advance made or deemed made by such Lender, as amended.”

(x) By inserting the following new definitions therein in the appropriate alphabetical order:

""Additional Term B1 Advance” means a term loan or term loans in US Dollars made pursuant to Section 2.01(a)(iii) of this Agreement on the Second Amendment Effective Date.

"Additional Term B1 Borrowing” means a borrowing consisting of simultaneous Additional Term B1 Advances of the same Type made by the Additional Term B1 Lenders.

"Additional Term B1 Commitment” means, with respect to an Additional Term B1 Lender, the commitment of such Additional Term B1 Lender to make Additional Term B1 Advances on the Second Amendment Effective Date, in an amount in US Dollars set forth next to the name of such Additional Term B1 Lender on Schedule I thereto under the caption “Additional Term B1 Commitment”. The aggregate amount of the Additional Term B1 Commitments shall equal the outstanding principal amount of Term B Advances of Term B Lenders that do not execute and deliver the Second Amendment on or prior to the Second Amendment Effective Date.

"Additional Term B1 Lender” means a Person with an Additional Term B1 Commitment to make Additional Term B1 Advances to the Borrower on the Second Amendment Effective Date, it being understood that an Additional Term B1 Lender may be a Term B Lender.

"Second Amendment” means the Second Amendment, dated as of December 17, 2003, to this Agreement among the Borrowers, the Administrative Agent and the Lender party thereto.

"Second Amendment Effective Date” is defined in Section 3 of the Second Amendment.

"Term B Advance” has the meaning specified in Section 1.01 of this Credit Agreement, as in effect prior to the Second Amendment Effective Date.

"Term B Lender” has the meaning specified in Section 1.01 of this Credit Agreement, as in effect prior to the Second Amendment Effective Date.”

(b) Article II of the Credit Agreement is hereby amended by adding the following new subsections (iii) through (vi) at the end of Section 2.01(a)(ii):

"(iii) Exchange. Subject to the terms and conditions hereof, each Term B Lender with a Term B1 Commitment severally agrees to exchange its Term B Advance for a like principal amount in US Dollars of Term B1 Advances on the Second Amendment Effective Date, and from and after the Second Amendment Effective date such Term B Advance shall be deemed refinanced in full and such Term B1 Advances shall be deemed made hereunder.

(iv) The Additional Term B1 Advances. Subject to the terms and conditions hereof, each Additional Term B1 Lender severally agrees to make Additional Term B1 Advances in US Dollars to the Borrower on the Second Amendment Effective Date in a principal amount not to exceed its Additional Term B1 Commitment on the Second Amendment Effective Date. The Borrower shall refinance all Term B Advances of Term B Lenders that do not execute and deliver the Second Amendment on the Second Amendment Effective Date with the gross proceeds of the Additional Term B1 Advances.

(v) Interest. On the Second Amendment Effective Date the Borrower shall pay all accrued and unpaid interest on the Term B Advances to the Term B Lenders; provided, however, it is understood that the existing Interest Periods of the Term B Advances prior to the Second Amendment Effective Date shall continue on and after the Second Amendment Effective Date and shall accrue interest at the Applicable Margin in effect on and after the Second Amendment Effective Date.”

(c) Upon the Second Amendment Effective Date, the Term B1 Advances shall have the same terms, rights and obligations as the Term B Advances as set forth in the Loan Documents, except as modified by Section 1 of this Amendment, and all references to “Term B Advances”, “Term B Commitment”, “Term B Facility”, “Term B Note”, “Term B Lenders” and “Term B Borrowings” in the Loan Documents shall be deemed to be references to “Term B1 Advances”, “Term B1 Commitment”, “Term B1 Facility”, “Term B1 Note”, “Term B1 Lenders” and “Term B1 Borrowings”, respectively.

SECTION 2. Other Amendments. The Credit Agreement is hereby further amended as follows:

(a) Section 2.01(f)(ii) of the Credit Agreement is hereby amended by deleting, in the 13th line after the word “of”, the word “US$15,000,000” and inserting in its place the word, “US$20,000,000”.

(b) Article II of the Credit Agreement is hereby amended by adding the following new Section 2.01(f)(v):

"(v) Conversions of US Revolving Letters of Credit and Additional Letters of Credit. The US Borrower may on any Business Day, upon written notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed conversion and subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld) convert (i) a Letter of Credit issued under the US Revolving Letter of

Credit Facility into a Letter of Credit issued under the Additional Letter of Credit Facility or (ii) a Letter of Credit issued under the Additional Letter of Credit Facility into a Letter of Credit issued under the US Revolving Letter of Credit Facility; provided, however, no Letter of Credit may be converted pursuant to this Section 2.01(f)(v) if the Available Amount of such Letter of Credit is greater than, in the case of a proposed conversion of a US Revolving Letter of Credit into an Additional Letter of Credit, the unused Additional Letter of Credit Commitment and, in the case of a proposed conversion of an Additional Letter of Credit into a US Revolving Letter of Credit, the unused US Revolving Letter of Credit Commitment.”

(c) Section 2.07(a) of the Credit Agreement is hereby amended by adding the following proviso at the end of the first sentence thereof:

"provided, further, that if any prepayment of Term B1 Advances is made prior to December 17, 2004 with the proceeds of any Debt financing or issuance of Equity Interests, unless 100% of the Term B1 Lenders otherwise agree, the US Borrower shall pay to the Administrative Agent for the ratable account of each Term B1 Lender a prepayment premium in an amount equal to 1.00% of the aggregate principal amount of Term B1 Advances being so prepaid, such prepayment premium to be due and payable on the date of any such prepayment.”

(d) Section 2.09(b) of the Credit Agreement is hereby amended by adding, in the 5th line after the comma after the word “expiration”, the following: “conversion pursuant to Section 2.01(f)(v),”.

(e) Article V of the Credit Agreement is hereby amended by adding the following new Section 5.02(a)(viii):

"(viii) Liens on real property securing debt and other obligations not to exceed in the aggregate $1,500,000 at any time outstanding and described on Schedule 5.02(a)(viii) hereto.”

(f) Section 8.02 of the Credit Agreement is hereby amended by deleting paragraph (b) in its entirety and inserting the following new paragraph (b) in its place:

"(b) So long as CNAI is the Administrative Agent, materials required to be delivered pursuant to Section 5.03(a), (b), (c), (d) and (g) shall be delivered to the Administrative Agent in an electronic medium in a format acceptable to the Administrative Agent and the Lenders by e-mail at oploanswebadmin@citigroup.com. The Borrowers agree that the Administrative Agent may make such materials, as well as any other written information, documents, instruments and other material relating to any Borrower, any of its Subsidiaries or any other materials or matters relating to this Agreement, the Notes or any of the transactions contemplated hereby (collectively, the “Communications”) available to the Lenders by posting such notices on Intralinks, “e-Disclosure”, the Administrative Agent’s internet delivery system that is part of Fixed Income Direct, Global Fixed Income’s primary web portal or a substantially similar electronic system (the “Platform”). Each Borrower acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided “as is” and “as available” and (iii) neither the Administrative Agent nor any of its Affiliates warrants the accuracy, adequacy or completeness of the Communications or the Platform and each expressly disclaims liability for errors or omissions in the Communications or the Platform. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Administrative Agent or any of its Affiliates in connection with the Platform.”

(g) The Credit Agreement is hereby further amended by adding a new Schedule 5.02(a)(viii) attached hereto.

(h) Upon and after the effectiveness of this Amendment, Schedule I to the Credit Agreement shall be amended to reflect the allocations of the Lender Parties as of the Second Amendment Effective Date (as defined below).

SECTION 3. Conditions to Effectiveness. This Amendment and the amendments contained herein shall become effective on the date (the “Second Amendment Effective Date”) when each of the conditions set forth in this Section 3 to this Amendment shall have been fulfilled to the satisfaction of the Administrative Agent.

(i) Execution of Counterparts. The Administrative Agent shall have received counterparts of this Amendment, duly executed and delivered on behalf of each of the (a) Borrowers, (b) the Administrative Agent, (c) the Required Lenders and (d) each Term B Lender, or in lieu of one or more Term B Lenders, one or more Additional Term B1 Lenders providing Additional Term B1 Commitments in an amount sufficient to refinance all of the principal of the Term B Advances owed to such non-consenting Term B Lenders or as to any of the foregoing parties, advice reasonably satisfactory to the Administrative Agent that each of the foregoing parties has executed a counterpart of this Amendment.

(ii) Notice of Borrowing. The US Borrower shall have provided the Administrative Agent with a Notice of Borrowing in accordance with the requirements of Section 2.02(a) of the Credit Agreement prior to the Second Amendment Effective Date with respect to the borrowing of the Additional Term B1 Advances on the Second Amendment Effective Date except that the three Business Day notice requirement is hereby waived.

(iii) Payment of Fees and Expenses. The Borrower shall have paid all expenses (including the fees and expenses of Shearman & Sterling) incurred in connection with the preparation, negotiation and execution of this Amendment and other matters relating to the Credit Agreement from and after the last invoice to the extent invoiced.

(iv) Evidence of Debt. Each Term B1 Lender shall have received, if requested, one or more Notes payable to the order of such Lender duly executed by the US Borrower in substantially the form of Exhibit A-2 to the Credit Agreement, as modified by this Amendment, evidencing the Term B1 Advances.

(v) Interest, Etc. Simultaneously with the making of the Term B1 Advances, the Borrower shall have paid to all the Term B Lenders all accrued and unpaid interest on the Term B Advances to the Second Amendment Effective Date plus any loss or expense pursuant to Section 8.04(c) of the Credit Agreement.

(vi) Execution of Consent. The Administrative Agent shall have received counterparts of a Consent substantially in the form of Exhibit A to this Amendment, duly executed by each of the entities listed therein.

(vii) Resolutions. The Administrative Agent shall have received certified copies of (A) the resolutions of the Board of Directors of each of the Borrowers evidencing approval for this Amendment and all matters contemplated hereby and (B) all documents evidencing other necessary corporate action and governmental and other third party approvals and consents if any, with respect to this Amendment and the matters contemplated hereby.

(viii) Certificates. The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of each of the Borrowers certifying (A) the names and true signatures of the officers of each Borrower authorized to sign this Amendment and the other documents to be delivered hereunder, (B) that no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body, or any third party to any agreements and instruments is required for the due execution, delivery or performance by each Borrower of this Amendment, (C) the representations and warranties contained in Section 5 of this Amendment are true and correct and (D) no event has occurred and is continuing that constitutes a Default.

(ix) Legal Details, Etc. All documents executed or submitted pursuant hereto shall be satisfactory in form and substance to the Administrative Agent and Shearman & Sterling as counsel. The Administrative Agent and its counsel shall have received all information and such counterpart originals or such certified or other copies or such materials as the Administrative Agent or its counsel may reasonably request, and all legal matters incident to the transactions contemplated by this Amendment shall be satisfactory to the Administrative Agent and its counsel.

(x) No Default. No Default shall have occurred and be continuing, or would occur as a result of the transactions contemplated by this Agreement.

SECTION 4. Confirmation of Representations and Warranties. Each of the Borrowers hereby represents and warrants, on and as of the date hereof, that the representations and warranties contained in the Credit Agreement are correct and true in all material respects on and as of the date hereof, before and after giving effect to this Amendment, as though made on and as of the date hereof, other than any such representations or warranties that, by their terms, refer to a specific date.

SECTION 5. Reference to and Effect on the Transaction Documents. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other transaction documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified by this Amendment.

(b) The Credit Agreement, the Notes and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case as amended by this Amendment.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, and shall be subject to the jurisdictional and service provisions of the Credit Agreement, as if this were a part of the Credit Agreement.

SECTION 8. Entire Agreement; Modification. This Amendment constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, there being no other agreements or understandings, oral, written or otherwise, respecting such subject matter, any such agreement or understanding being superseded hereby, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and may not be amended, extended or otherwise modified, except in a writing executed in whole or in counterparts by each party hereto.

[Signatures follow.]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective authorized officers as of the day and year first above written.

Borrowers:

LAIDLAW INTERNATIONAL, INC

By:	/s/ Ivan Cairns

Name: Ivan Cairns Title: Senior Vice President

By:	/s/ Geoff Mann

Name: Geoff Mann Title: Vice President, Treasurer

LAIDLAW TRANSIT LTD

By:	/s/ Ivan Cairns

Name: Ivan Cairns Title: Secretary

GREYHOUND CANADA TRANSPORTATION CORP

By:	/s/ Ivan Cairns

Name: Ivan Cairns Title: Secretary

Administrative Agent:

CITICORP NORTH AMERICA, INC

By:	/s/ Asghar Ali

Name: Asghar Ali Title: Vice President

Lenders:

[ ]

By:

Name:
Title:

[Etc.]